                                                         Exhibit 23.01


                         Consent of Independent Auditors


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 1999 which appears in the annual report on Form 10-K of HMG Worldwide Corporation and Subsidiaries for the year ended December 31, 1999 and to the reference to our firm under the caption "Experts" in the Prospectus.


Friedman Alpren & Green LLP

New York, New York
May 15, 2000